"DAIRY QUEEN" OPERATING AGREEMENT


This Agreement entered into this 30th day of October, 1985, by and between Interstate Dairy Queen Corporation of the city of Atlanta, county of Dekalb, and state of Georgia, herinafter referred to as "Licensor" and McClure Investments of the city of Albuquerque county of Bernalillo, and State of New Mexico herein after referred to as "Licensee":

        WHEREAS, Licensor is the exclusive licensee of American Dairy. Queen Corporation in certain geographical areas including the territory hereinafter defined of the right to use, license and permit others to use the "Dairy Queen" trademark, service mark and trade name which has been registered in the United States Patent Office, in each state of the union and in foreign countries as well as those trademarks and service marks (hereinafter collectively referred to as "Trademarks"), a list of which is attached hereto and made a part hereof as Appendix A; and

        WHEREAS, Licensor and its predecessors in interest acting under said exclusive license instituted, developed, promoted, and established the "Dairy Queen" franchise business and system in the aforesaid territory which consists of the sale of dairy products, food products, beverages and other products and services under said trademarks and utilizing in connection therewith certain types of facilities, equipment, supplies, ingredients, merchandising and business techniques and methods together with advertising and promotion programs developed from time to time; and

        WHEREAS, it is the purpose of Licensor to provide to Licensee in a retail store outlet an organization to control and make uniform the operation of facilities and equipment together with the quality of products, the use and protection of the trademarks and-to make available uniform and approved equipment, supplies, ingredients, merchandising and business techniques and the advertising and promotional programs of American Dairy Queen Corporation, and

        WHEREAS, Licensee desires to engage in the "Dairy Queen" business and system and to enter into this operating Agreement subject to the conditions and controls herein prescribed for the purpose
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of offering to the public  products and  services of uniformly  high quality and standards to the end of protecting the interests of Licensee, of Licensor, of American Dairy Queen Corporation and all other persons engaged in said business.

        WHEREAS, it is the intent of both Licensor and Licensee to preserve within the context of a "Dairy Queen" retail store continuing consumer confidence in the reliability and quality of all products sold under any of the Trademarks, and, each party desires that all products sold under any of the Trademarks, consistently conform to the highest expectations of consumers of such products, and, whereas, by this Agreement the parties contemplate that Licensee's store, in addition to the normal "Dairy Queen" food and beverage products may also sell Permitted Products, as defined hereinafter.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the grant by Licensor of this Operating Agreement and the payment by Licensee of the participation fees provided in Paragraph 9 hereof, it is agreed by and between the parties hereto as follows:

                                GRANT OF LICENSE

Licensor's           1.   Licensor hereby grants to Licensee, subject to all the
Grant to                  terms, conditions and provisions hereof, the right and
License                   license to:

                        1.1 Establish and operate a retail store under the name "Dairy Queen" at I-40and Rio Puerco (exit 140) Albuquerque, New Mexico 87005 hereinafter referred to as the "Authorized Location" (provided, however, in the event an Authorized Location is not designated on the date hereof, and such location is not designated herein by Licensor within ninety (90) days after such date, this Agreement shall become null and void and all deposit is including the franchise fee shall be returned to Licensee).

                        1.2 Use at the Authorized Location the trademark on and in association with sale of all uniform and approved products and services as American may authorize from time to time, with all approved sales promotion programs relative thereto.

                        1.3 Use at the Authorized Location the on and in association with the uniform equipment, supplies, and ingredients for the products approved by American.

                        1.4 Employ in the business of said store the merchandising, advertising, promotion and business methods and techniques developed, adopted and approved by American.

Acceptance           2.   Licensee   hereby   accepts  the  above  license  from
by Licensee               Licensor   subject  to  all  the  terms,  by  Licensee
                          provisions
                                      -2-
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                          and  conditions  hereof and agrees that Licensee shall
                          cause to have a "Dairy Queen" store established within
                          180 days of the date hereof  (unless an  extension  of
                          time is expressly  authorized in writing by Licensor),
                          and   thereafter   maintained   and  operated  at  the
                          Authorized  Location,   under  Licencee's  active  and
                          continuous  supervision  and  management  and upon the
                          standards  hereinafter   provided.   Licensee  further
                          expressly acknowledges and agrees:

                        2.1 American is the owner of all right, title and interest in and to the trademark, and the good will attributable thereto of the business in connection with which said Trademarks have been, and are and will be used at the Authorized Location. Licensor is the licensee of the right to use the Trademarks in the territory which includes the Authorized Location. Specifically, but without limiting the foregoing, Licensee disclaims any and all right, title and interest in or to the Trademarks and to the good will associated with the Trademarks of the "Dairy Queen" retail store at the Authorized Location and acknowledges and agrees that all such good will is the exclusive property of American.

                        2.2 The trademarks are valuable property rights owned by American.

                        2.3 The trademarks shall be used only in connection with such products and services as may be approved or specified by American and shall at all times be used only in a manner approved by American.

                        2.4 Licensee's rights to the use of trademarks is specifically limited to Licensee's retail store operation at Authorized Location.

                        2.5 Licensee shall use no other trademarks, trade names or service marks in said business except those authorized by American and as set forth in Appendix A except by the prior written consent of American.

                        2.6 Licensee shall not use the words "Dairy Queen" as a part of its corporate or business name unless first approved in writing by American, and shall use only
                             the  word   "Dairy   Queen"  (and  no  other  words
                             whatsoever) as the trade name on the store from which the said products and services are sold. In the event American does approve the use of the words "Dairy Queen", or any of the Trademarks, as a part of Licensee's corporate or business name Licensee shall cause such name to be changed so as to eliminate those works and Trademarks from the
                                      -3-
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                             name within thirty (30) days after  termination  of
                             this Agreement.

                        2.7 Licensee shall adopt and follow in good faith the systems, programs and methods prescribed by Licensor for Licensee's retail operation in accordance with this Operating Agreement.

                        2.8 Neither Licensee nor any person owning an interest directly or indirectly in Licensee shall directly or indirectly operate or permit to be operated or hold any interest (other then 1% or less of any outstanding stock or debt of any class of any public company) in any restaurant or fast-food business other than a Stuckey's Pecan Shoppe or its affiliates at the time of signing or one authorized by this Agreement without the prior written consent of Licensor.

                                      TERM

Term                 3.   The  License   granted  herein  shall  continue  until
                          terminated by Licensee, with or without cause, on sixty (60) days prior written notice to Licensor, or until otherwise terminated by either Licensee or Licensor in accordance with the provisions of this Agreement.

                      TRADEMARK STANDARDS AND REQUIREMENTS

General              4.   Licensee  agrees that nothing in this agreement  gives
Declarations              him the right to use the  Trademarks  except the right
                          to use the same under the terms and conditions of this
                          Agreement and that  Licensee's use there of injures to
                          the  benefit of  American.  Specifically,  but without
                          limiting  the  foregoing,  Licensee  acknowledges  and
                          agrees that American has the right and may  distribute
                          for  its  own  account  products   identified  by  the
                          Trademarks through not only "Dairy Queen" retail stores but through any other distribution method which may from time to time be established.

Use of                  4.1  Licensee  shall  confine his use the  trademarks to
Trademarks                   the sales promotion programs,  sale of products and
                             services   which   shall  in   quality,   mode  and
                             conditions  of  manufacture  and sale,  comply with
                             such  standards as are  established  or approved by
                             American.  In  order to  promote  and  protect  the
                             business  interests  of  each of the  parties,  the
                             value  of  the  "Dairy  Queen"   business  and  the
                             business   interests  of  other   persons   engaged
                             therein,  uniformity  shall  be  maintained  in the
                             type,  standard  and quality of stores,  equipment,
                             supplies  and  ingredients  used  therein,  and the
                             conditions  of   preparation   and  the  procedures
                             employed in the sale of said products and services.
                                      -4-
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Acknowledge             4.2  Licensee agrees that the  provisions,  restrictions
of                           and controls  provided in this Operating  Agreement
Necessity of                 are all  necessary,  reasonable  and  desirable for
Uniformity                   such  purposes and that  Licensee's  said  business
                             shall be conducted in  accordance  with  American's
                             uniform   requirements  with  respect  to  quality,
                             production,   appearance,   cleanliness,   service,
                             merchandising and advertising standards. Licensee acknowledges and agrees that substantial uniformity in facilities, products, services and operations are essential to the conduct of a system such as the "Dairy Queen" system, and therefore further agrees to honor and implement recommendations of American and Licensor directed to enhancing and furthering such uniformity.

Equipment               4.3  Licensee   agrees  to  purchase  and  use,  in  the
and Supplies                 operation of Licensee's "Dairy Queen" retail store,
                             only equipment,  supplies, ingredients and services
                             which are  approved  by  American  or by  Licensor.
                             Nothing  herein shall be  constructed as an attempt
                             to  limit   unreasonably  the  sources  from  which
                             Licensee   may   procure    equipment,    supplies,
                             ingredients   or  services.   Rather,   it  is  the
                             intention of the parties that such items conform to
                             American's    standards   and   specifications   of
                             consistent   quality   and   uniformity.    Nothing
                             contained   herein   shall  be  deemed  to  require
                             Licensor  to  approve  an   inordinate   number  of
                             suppliers of a given item or service  w3hich in the
                             reasonable  judgment of American or licensor  would
                             result  in  licensees  or  prevent   effective  and
                             economical  supervision of suppliers by approval of
                             additional  suppliers shall be in writing and shall
                             contain such  information  as American and Licensor
                             may  reasonably  request.   American  and  Licensor
                             reserve the right to charge back to Licensee or the proposed supplier all reasonable expenses incurred in considering requests for approval.

Approved                4.4  Complete and detailed uniformity under many varying
Adaptations                  conditions  may not be  possible or  practical  and
                             Licensor  reserves  the  right  and  privilege,  at
                             American's sole discretion and as American may deem
                             in  the  best  interests  of all  concerned  in any
                             specific instance,  to accommodate special needs of
                             Licensee's  Authorized  Site or  that of any  other
                             like  based  on  the  peculiar  site  or  location,
                             density   of   population,    business   potential,
                             population   of  trade  area,   existing   business
                             practices, requirements of local law, or any other condition which Licensor deems to be of importance to the successful operation of a like business.

Litigation              4.5  In the event that any person, firm or company,  who
                             is not a licensee or franchisee of American or Licensor, uses or infringes upon the Trademarks, American shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted or other action taken.


Notice of               4.6  Licensor and American  hereby  advise  Licensee the
Potential                    licensor,  American and /or  affiliates of American
American and/or              and/or   Licensor   may  from  time  to  time  make
Licensor Profit              available  to  Licensee   goods,   products  and/or
                             services for use in Licensee's "Dairy Queen" retail
                             store in respect to the sale or  provision of which
                             Licensor,  American  and/or  affiliates of American
                             and/or Licensor may make a profit. Licensor further
                             advises  Licensee that  Licensor,  American  and/or
                             affiliates  of American  and/or  Licensor  may from
                             time to time receive  consideration  from suppliers
                             and  /or  manufactures  in  consideration  of  such
                             services   provided  or  rights  licensed  to  such
                             persons by American, Licensor or their respective affiliates.

                       FACILITY STANDARDS AND MAINTENANCE

                     5. The following provisions and conditions shall control with respect to Licensee's Authorized Location and retail store:

Store Facility          5.1  Licensee   agrees  that  the  retail   store  shall
                             constructed   and  equipped  in   accordance   with
                             American's  currently  approved  specifications and
                             standards  in  respect  to   building,   equipment,
                             inventory, signage, fixtures, location and design and accessory features.

Future                  5.2  Any   replacement,   reconstruction,   addition  or
Alteration                   modification in building,  equipment or signage, to
                             be  made  hereafter,  whether  at  the  request  of
                             Licensee   or  of   Licensor,   shall  be  made  in
                             accordance with written specifications approved by Licensor or American. Licensor and American shall not unreasonably withhold such approval.

Maintenance             5.3  The building, equipment and signage employed in the
                             conduct of Licensee's  business shall be maintained
                             in  accordance  with  an  annual  maintenance  list
                             prepared  by  Licensor  and  based  upon   periodic
                             inspections   of   the   premises   by   Licensor's
                             representatives.  Within a period  of  ninety  (90)
                             days after the receipt of such  annual  maintenance
                             list,   Licensee   shall   effect   the   items  of
                             maintenance  reasonably  provided therein including
                             the   repair  of   defective   items   and/or   the
                             replacement  of  unrepairable  or obsolete items of
                             equipment and signage. Routine maintenance shall be
                             conducted  in  accordance  with  general  schedules
                             published   by  Licensor   or  American   and  made
                             available to Licensee.

Relocation              5.4  Should  it  become   necessary,   on   account   of
                             condemnation,   sale,  or  other  cause,  including
                             expiration  or  cancellation  of  lease  or  rental
                             contract,  to relocate said store,  Licensor  shall
                             grant  Licensee  authority to do so within a radius
                             of 1,000 yards of the Authorized Location, provided
                             the new  site is  reasonably  suited  for a  "Dairy
                             Queen" retail store in accordance  with  Licensor's
                             standards  for store  sites,  does not  infringe on
                             rights of another licensee,  is reasonably  distant
                             from other "Dairy Queen" retail stores, and the new
                             retail  store is  constructed,  equipped and opened
                             for  business  in   accordance   with  the  current
                             standards of American at that time within one year after discontinuing operation of a "Dairy Queen" retail store at the previous Authorized Location.

                        5.5  Each and every  transfer as  provided in  Paragraph
                             9.10 hereof shall be expressly conditioned upon Licensee promptly performing and effecting such items of modernization and/or replacement of building, equipment, and signage as may be necessary to permit the same to conform to the standards then prescribed by American for similarly situated store operations. Licensee recognizes and acknowledges that the requirements of this paragraph 5.5 are both reasonable and necessary to insure continued public acceptance and patronage and to avoid deterioration or obsolescence in the business conducted hereunder.

               PRODUCTS AND OPERATIONS STANDARDS AND REQUIREMENTS

                     6. The following provisions shall control with respect to products and operations:

                        6.1 Licensee's business shall be confined to the preparation and sale of only such products as from time to time are designated or approved by American for sale by Licensees which are parties to this form of Operating Agreement. The premises upon which said business is operated shall not be used for any other business and there shall not be sold or offered for sale therefrom any other product or service (excepting the preparation, storage and sale of Permitted Products) without the written consent of American. Specifically, but without limiting the foregoing, alcoholic or intoxicating beverages shall not be sold or offered for sale or otherwise handled upon said premises.

Approved Menu           6.2  Attached  hereto  as  Appendix  B is the  currently
                             approved menu for Licensee's retail store. American may from time to time make reasonable modifications to said approved menu provided said modifications are made in respect to all licensees which have this form of Operating Agreement and are located in similar areas of the country. In addition, Licensee may from time to time request variation from the currently approved menu. Such variations shall only be made with the written consent of the American.

Authorized              6.1  Licensee shall use in preparing  products only such
Ingredients,                 as are specified by American and in such  portions,
Formulas,                    sizes and  appearance and packaging as set forth in
Supplies,                    American's    most   current   "Store    Management
Preparation;                 Operations   Manual"  and   "products   preparation
Subject to Change            charts".  Copies of the current  "Store  management
by American                  Operations   Manual"  and   "products   preparation
                             Preparation;  Subject to Change by American charts"
                             have  been   supplied   to   Licensee  by  Licensor
                             temporaneously  with  execution  of this  Operating
                             Agreement. Licensee acknowledges and agrees that these may be changed from time to time by American and that Licensee is obligated to conform to the requirements as so changed from time to time. All other supplies, including cones, cups, containers, eating utensils, napkins, and all other customer service materials of all description and types, shall meet the standards of uniformity and quality as now or hereafter reasonably set by American.
                             Licensee shall be furnished with lists of approved equipment, supplies, ingredients and services.

Serving and             6.4  All sales promotional material, customer "goodwill"
Promotion Items              items,  cartons,  containers,  wrappers  and  paper
                             goods,   eating  and  serving  utensils,   customer
                             convenience  items (including  napkins,  baby bibs,
                             and  disposal   containers),   used  in  the  sales
                             promotion,  sale and  distribution  of all products
                             covered by this Operating  Agreement  shall,  where
                             practicable,  contain  one or more  Trademarks  and
                             indicate   that  it  is  produced  and  sold  under
                             authority of American and shall be subject to approval by Licensor or American before being used.

Maintenance             6.5  Licensee's  said  business  shall be  operated  and
and Sanitation               maintained at all times in compliance  with any and
                             all  reasonable   health  and  sanitary   standards
                             prescribed   by   American   or   by   governmental
                             authority.  In  addition  to  complying  with  such
                             standards,  if such  store  shall be subject to any
                             sanitary or health  inspection by any  governmental
                             authorities  under  which it may be rated in one or
                             more   than   one   classification,   it  shall  be
                             maintained  and  operated  so as to be rated in the
                             highest     available     health    and    sanitary
                             classification with respect to each governmental agency inspecting the same.

Inspection and          6.6  American, Licensor or its authorized representative
Recommendation               shall  have the  right  from  time to time to enter
                             Licensee's store at all reasonable times during the
                             business  day for the  purpose  of making  periodic
                             inspections  to ascertain if all the  provisions of
                             this  Operating  Agreement  arc being  observed  by
                             Licensee
                             and  to  inspect  Licensee's  said  store,   lands,
                             equipment, and to test, sample and inspect his supplies, ingredients and products, as well as storage, preparation and formulation thereof and the conditions of sanitation and cleanliness in the storage, production, handling and serving thereof.

Period of               6.7  Whenever it shall appear in  Licensor's  reasonable
Operation                    judgment that Licensee's said business is not being
                             operated  in  compliance   with  the   requirements
                             hereof,  that the volume of business  being done is
                             not equal to the average volume of other businesses
                             similarly  situated,  or that the  business  is not
                             being operated profitably or efficiently, Licensor,
                             at  Licensor's  option:  Period  of  Operation  6.7
                             Licensee's  store shall be opened to the public and
                             operated twelve months per year and at least twelve
                             hours each day of the year.  Any variance from this
                             provision must be authorized in writing by Licensor
                             Acts of  God,  war,  strikes  or  riots  preventing
                             Licensee  from   temporarily   complying  with  the
                             foregoing shall to that extent suspend compliance therewith.

Notice of               6.8  Licensee  acknowledges that he is aware of the fact
Existence of                 that  present  licensees  of Licensor  and American
Different Forms              operate  under  a  number  of  different  forms  of
of License                   agreement  and  that  consequently  Licensor's  and
Agreements                   American's  obligations  and  rights in  respect to
                             their respective licenses may differ materially in certain instances.

                       PERSONNEL AND SUPERVISION STANDARDS

                     7. The following provisions and conditions shall control with respect to personnel, training and supervision:

Management              7.1  Licensee  shall  adopt  and  use as his  continuing
System                       operational  routine  the  standard  "Dairy  Queen"
                             management  system as well as American's  standards
                             with respect to product preparation, merchandising,
                             employee  recruitment  and training,  equipment and
                             facility  maintenance and sanitation.  From time to
                             time  American  will revise these  programs to meet
                             changing conditions of retail operation in the best
                             interest  of  "Dairy  Queen"  retail  stores,   and
                             Licensee   shall  adopt  and   implement  any  such
                             changes.

Training                7.2  Licensee  shall,  at  Licensee's  expense,   attend
                             American's store management  training program, at a
                             place to be  designated  by American,  prior to the
                             opening of Licensee's  store. In the event Licensee
                             fails to complete such  training to the  reasonable
                             satisfaction of American or Licensor,  Licensor may
                             within  thirty (30) days  thereafter  declare  this
                             Agreement  null and  void  whereupon  all  deposits
                             including  the  franchise  fee shall be returned to
                             Licensee.   If  during  the  term  hereof  Licensee
                             operates  said  store  with a  manager  other  than
                             himself,  Licensee  shall,  at Licensee's  expense,
                             cause  such  person  to  attend  and   successfully
                             complete such training program.

Staffing                7.3  Licensee   shall  hire  and  supervise   efficient,
                             competent,   sober  and  courteous   operators  and
                             employees for the operation of the business and set and pay their wages, commissions and incentives with no liability therefor on American or Licensor.
                             Licensee shall require all his employees to work in clean uniforms approved by Licensor but furnished at the cost of Licensee or his employees as

Internal                7.4  Licensor   shall  provide  or  make   available  to
Training                     Licensee an in-store training program for all store
Program                      employees.  Licensee  shall train and  periodically
                             re-train all store employees using the training aids made available by Licensor. From time to time, American will revise such training materials and aids and it or Licensor make the same available to Licensee for purchase.

Attendance at           7.5  Licensee,  or manager of  Licensee,  at  Licensee's
Meetings                     expense,   shall  attend  at  least  one  national,
                             regional or approved  local  marketing area meeting
                             each year which Licensor and/or American originates
                             for and on behalf of "Dairy Queen" operators to set
                             forth new methods and programs in store  operation,
                             training,  management,  sales  and  sale  promotion
                             programs. Licensor further strongly recommends that
                             key   employees   of  Licensee   also  attend  such
                             meetings.

                            SALES PROMOTION PROGRAMS

Sales Promotion         8.1  Licensor   and   Licensee,   together   with  other
Programs and                 licensees of American, shall cooperate in the sales
Payment to                   promotion  programs of approved  products.  To this
American of                  end,  American  has reserved the right to establish
Expenses for                 and organize sales promotion  programs from time to
Administering                time and  Licensee  agrees to pay to  Licensor  for
Same                         remittance  to American a sales  promotion  program
                             fee as set forth in Paragraph 9.1 hereof.  Licensee
                             acknowledges  and agrees that  American  has had in
                             the  past,  and  shall  in  the  future  have,  the
                             discretion  to  determine   expenditures  of  funds
                             collected  in respect to sales  promotion  programs
                             and  as  to  the   selection  of  the   promotional
                             materials and programs for which said  expenditures
                             are made,  provided,  however,  that American shall
                             make a good  faith  effort to expend  such funds in
                             the  general   best   interest   of   participating
                             licensees.  Licensee  acknowledges  and agrees that
                             American   may   compensate   itself   and/or   its
                             affiliates  for the expense of  administering  such
                             sales  promotion  programs.  Licensor  shall advise
                             Licensee   annually  of   American's   expenses  in
                             administering said sales promotion programs.

Sales Promotion         8.2  Licensee    shall only use such   sales   promotion
Materials                    program  or  other  advertising  materials  as  are
                             furnished, approved or made available by or through American. Said materials shall be used only in a manner prescribed by American. American shall not unreasonably withhold approval of any reasonable sales promotion materials.

Yellow Pages            8.3  Licensee  shall,  iflrequested  by  Licensor,  list
                             separately,  or  participate  in a listing,  in the
                             Yellow  Pages  of  his  local  telephone  directory
                             containing such copy as may reasonably be specified
                             by Licensor. The cost of such listing shall be paid
                             by Licensee, or by Licensee and other participating
                             licensees in the case of a joint listing.  Licensor
                             shall  not   specify  an   unreasonably   expensive
                             listing.

                    FEES, REPORTING AND FINANCIAL MANAGEMENT

Service, Set-up,        9.1  Licensee  shall pay to  Licensor  as a service  and
Franchise,                   set-up  fee  $3,000 of which  $3,000  has been paid
License and                  upon the execution of this  Agreement and a balance
Sales Promotion              of  $  zero  is  payable  in  accordance  with  the
Program Fees                 termsrof  Appendix C attached hereto.  Said service
                             and set-up fee is intended to  compensate  Licensor
                             for its expenses incurred, and services rendered in
                             establishing  and  setting  up  Licensee's  initial
                             operation.  In addition to said  service and set-up
                             fee,   during  the  full  term  of  this  Operating
                             Agreement,  and  in  consideration  of  the  rights
                             granted  hereunder,  Licensee shall pay to Licensor
                             as license  fee in  respect  to the rights  granted
                             herein  a sums  equal  to  those  specified  on the
                             schedule  addendum to this paragraph,  all of which
                             sums are based on gross retail sales,  exclusive of
                             retail  sales  taxes,  of all  products,  goods and
                             wares of every  kind and nature  sold  from,  or in
                             connection with the operation of, Licensee's "Dairy
                             Queen"   retail  store,   including,   but  without
                             limiting the generality of the foregoing,  sales of
                             all  products of any of the  Trademarks  as well as
                             sales  of   other   merchandise   whether   or  not
                             identified  by other  brand  names and which may be
                             authorized  for sale by American  or Licensor  from
                             time  to  time;   provided,   notwithstanding   the
                             foregoing,  that no  such  continuing  license  fee
                             shall be payable with respect to sales of Permitted
                             Products. In addition, mittance to American a sales
                             promotion fee to be expended in accordance with the
                             provisions  of Paragraph  8.1. The sales  promotion
                             fee  shall be a sum  equal to not less  than 3% nor
                             more than 5% of  Licensee's  gross retail sales net
                             of  sales  taxes   (excluding  sales  of  Permitted
                             Products). Licensor shall
                             determine   and  notify   Licensee   of  the  exact
                             percentage prior to the first day of each fiscal year of Licensor (except no notification will be given with respect to any year for which the percentage is to be unchanged from the preceding year). Such percentage shall be the same as that to be employed during such succeeding year by the majority of "Dairy Queen" licensees within the marketing area as determined by American within which Licensee's store is located.

Computations            9.2  All  amount  due  and  owing   hereunder  shall  be
and Remittances              computed at the end of each month's  operation  and
                             remittance  for the same shall be made to  Licensor
                             on  or  before  the   tenth day  of  the  following
                             month   accompanied   by   the   reports   provided
                             for in Paragraph  9.4 hereof.  The  computation  of
                             said  amounts  shall be  certified  and sworn to by
                             Licensee in the manner  specified  by Licensor  and
                             Licensee  shall supply to Licensor such  supporting
                             or   supplementary   materials   as  Licensor   may
                             reasonably require to verify the accuracy of such remittances.

Surcharge               9.3  At Licensor's  option,rLicensor  may require Method
Method of                    of  Licensee  to  pay to  suppliers  of  mix,  meat
Precollection                Precollection  and other  products and  ingredients
                             used in the conduct of the  business a surcharge on
                             all  units  of  such   commodities   purchased   by
                             Licensee.  Said  surcharge  shall  be  paid to such
                             supplier  by  Licensee  at the time of  purchase of
                             such   commodities.   Said   surcharge   shall   be
                             established by Licensor at a reasonable  rate so as
                             to approximate  the amount of license fee and sales
                             promotion  fee which will be  payable by  Licensee.
                             Said  surcharge  shall be paid to said  supplier or
                             suppliers for the account of Licensor,  the same to
                             be   regarded   by  the  parties  as  a  method  of
                             precollection  of said license and sales  promotion
                             fees. The amounts so collected shall be credited by
                             Licensor  against the  license and sales  promotion
                             fees due from  Licensee  to  Licensor at the end of
                             each month's  operations.  Licensor shall submit to
                             Licensee  on  a  monthly  or   quarterly   basis  a
                             reconciliation  of said license and sales promotion
                             fees   account   setting   forth  the   credits  to
                             Licensee's account by reason of amounts collected for Licensor by suppliers by way of the aforesaid surcharge method. In the event Licensee shall fail to submit reports in accordance with Paragraph 9.4, Licensor may make said reconciliation of amounts due in conformance with its best judgment with regard to said amounts due and same shall be conclusive as to the amounts due Licensor from Licensee unless within a period of ten (10) days after mailing of said reconciliation to Licensee by Licensor, Licensee provides evidence in a form satisfactory to Licensor of the correct amounts due.

                             Licensee shall pay such amounts, if any, determined to be owed pursuant to Licensor's reconciliation within ten (10) days after a mailing of notice to Licensee by Licensor. If Licensor determines that Licensee has overpaid license or sales promotion fees on the surcharge basis, Licensor shall remit to Licensee an amount equal to the excess fees collected at the time the monthly or quarterly reconciliation is provided Licensee.

Reports and             9.4  Licensee  shall keep true records  from  which  all
Record                       sums payable under this  Agreement and the dates of
                             accrual thereof may be readily determined. Licensee
                             shall make written reports to Licensor in such form
                             as Licensor may from time to time prescribe  within
                             fourteen  (14) days  after the end of each  month's
                             operation  setting  forth the amount of gross sales
                             of all products  from,  or in  connection  with the
                             operation  of, said store and the business  thereof
                             during  said month.  In addition to the  foregoing,
                             and  in  addition  to  such  other  information  as
                             Licensor  may  from  time  to  time  require,  said
                             monthly report shall accurately set forth the total
                             number  of  gallons  of mix,  the  total  number of
                             pounds of meat,  and the  quantity  of other  basic
                             commodities  used during said month and the sources
                             from  which  said mix,  meat and other  commodities
                             were purchased  together with a complete  statement
                             of Licensee's  cost of labor,  utilities,  rent and
                             each other cost of  operation.  For the  purpose of
                             said reports the date of use of such mix,  meat and
                             other commodities shall be deemed to be the date of
                             receipt at the  store.  Licensor,  American  or the
                             authorized  representative of either shall have the
                             right at all times during the business day to enter
                             Licensee's   premises   where   books  and  records
                             relative  to said store are kept,  and to  inspect,
                             copy and audit such books and records. In the event
                             that  any  such   inspection  or  audit  reveals  a
                             variance  of 3%  or  more  from  data  reported  to
                             Licensor  or  American,  in  addition  to any other
                             rights  it  may  have,  Licensor  or  American  may
                             conduct  such  further   periodic   audits   and/or
                             inspections  of Licensee's  books and records as it
                             reasonably  deems  necessary  for  up to  one  year
                             thereafter   and   such   further   audits   and/or
                             inspections  shall be at  Licensee's  sole  expense
                             including     without     limitation     reasonable
                             professional   fees,  travel  and  room  and  board
                             expenses directly related thereto.

Financial               9.5  Licensee   agrees   to   employ   sound   financial
Planning and                 management   practices  in   connection   with  the
Management                   operation of said business and to that end Licensee
                             shall  maintain  on forms  approved  or provided by
                             Licensor  or  American
                             a monthly  profit plan,  a monthly  profit and loss
                             statement and a monthly  balance  sheet  accurately
                             reflecting  the  operations  and  condition of said
                             business.  In addition to the  foregoing,  Licensee
                             shall  employ  such  methods  of  record   keeping,
                             bookkeeping and reporting as Licensor shall from time to time reasonably require and copies of all monthly profit plans, profit and loss statements, sales summaries and breakdowns for the preceding month shall be forwarded to Licensor on or before the fourteenth day of the following month.

Payment                 9.6  Licensee  agrees to pay  promptly,  when  due,  all
of Debts                     taxes and assessments  that may be assessed against
                             said  premises or the equipment or supplies used in
                             connection with Licensee's business,  all liens and
                             encumbrances of every kind and character created or
                             placed upon or against any of said property and all
                             accounts  and  other  indebtedness  of  every  kind
                             incurred   by  Licensee  in  the  conduct  of  said
                             business.  In the event Licensee  should default in
                             making  any  such   payment,   Licensor   shall  be
                             authorized  but not  required,  to pay the  same on
                             Licensee's behalf and Licensee's covenants promptly
                             to  reimburse  Licensor  on  demand  for  any  such
                             payment.   to  Licensor  by  the  same  arise  this
                             Paragraph vision of this interest at 12% per Any and all amounts owing Licensee hereunder, whether under the provisions of 9.6 or under any other
                             Agreement, shall bear interannum or the maximum rate permitted by law, whichever is less, from and after the date of accrual thereof.

Timely                  9.7  The default by  Licensee  in the timely  payment of
Payment                      any indebtedness owing to Licensor and/or American,
                             or to any affiliates of Licensor and/or American, or the default by Licensee in the payment of any indebtedness of Lice

Insolvency,             9.8  In the event that Licensee be declared insolvent or
Etc.                         bankrupt,  or in the event a receiver is appointed,
                             this  Operation   Agreement   shall   automatically
                             terminate as of the date of such declaration or appointment.

Liability and           9.9  Licensee hereby waives all claims against  Licensor
Insurance                    and/or American for damages to property or injuries
                             to  persons   arising  out  of  the   operation  of
                             Licensee's  business,  and Licensee shall indemnify
                             and  save  Licensor   and/or  American  and/or  the
                             affiliates  of  either  harmless  of and  from
                             any damage or injury to property or persons arising
                             from or in  connection  with the  operation of said
                             business or the consumption of the product thereof.
                             Licensee further agrees to purchase and maintain in
                             full  force  and  effect  during  the  term of this
                             Agreement,  at Licensee's  sole expense,  liability
                             insurance  in an  aggregate  amount  not less  than
                             $300,000 insuring  Licensee,  Licensor and American
                             from li4  ability  for any and all such  damage  or
                             injury and  Licensee  further  agrees to deliver to
                             Licensor  a  proper   certificate   evidencing  the
                             existence of such insurance coverage and Licensee's
                             compliance  with the  provisions of this  paragraph
                             and which  provides that Licensor and American will
                             be given thirty (30) days prior  written  notice of
                             material change, termination or cancellation of the
                             policy.  Said insurance  coverage shall commence as
                             of the date Licensee  commences  operating a "Dairy
                             Queen"   retail   store  or  as  of  the  date  the
                             Authorized Location is first identified as a site on which a "Dairy Queen" retail store will be operated, whichever shall first occur.

Assignment and          9.10 Licensee agrees not to transfer, assign or alienate
Transfer his interest herein or hereunder in whole or in part without the prior written consent of Licensor, which consent shall not be withheld unreasonably, but Licensor may insist that any proposed assignment be an assignment of all of Licensee's interest hereunder and that any proposed assignee, be a person, in Licensor's reasonable judgment, qualified to provide active supervision over the operation of said store in compliance with Licensee's obligations hereunder and who has sufficient net worth and sources of capital which meet Licensor's then current requirements for a store operation of the type contemplated by this form of agreement. In the event Licensee's said interest should be so transferred or assigned, Licensee shall pay to Licensor contemporaneously therewith the sum of One Thousand Five Hundred Dollars ($1,500), or an amount equal to one-half of the license fees paid or payable by Licensee in respect of operations in the twelve (12) months ending with the month prior to the month in which the assignment is approved, whichever is the greater amount, as a fee for the preparation of a new Operating Agreement in assignee's name, for Licensor's assistance in reset-up of the retail store and for any and all other expenses incurred and services rendered by Licensor in effecting said transfer. In the event of any such assignment, the assignee, as a condition of Licensor approving such assignment, must attend and to the reasonable satisfaction of Licensor successfully complete, at assignee's expense, American's training program at American's training center. In the event Licensee is a corporation, partnership or other entity, any transfer or transfers of stock (or other form of ownership interest) constituting in the aggregate a controlling interest in Licensee shall be subject to the consent, transfer fee and all other applicable provisions of this Agreement. Licensor may withhold its consent to any proposed transfer until all amounts owed by Licensee to Licensor, American, the affiliates or subsidiaries of either and approved "Dairy Queen" suppliers have been paid in full.

Offsets                 9.11 Licensee  waives  any and all  existing  and future
                             claims  and   offsets   against   any  amounts  due
                             hereunder, which amounts shall be paid when due.

                               CONTRACT VIOLATION

Remedies,            10.  In the event of any dispute between the parties hereto
Arbitration               arising  under,  out  of,  in  connection  with  or in
                          relation  to this  Agreement,  said  dispute  shall be
                          submitted  by the  parties to binding  arbitration  in
                          accordance with the Rules and Procedures and under the
                          auspices of the American Arbitration Association.  The
                          arbitration  shall  take  place at the  capital of the
                          state of the  Authorized  Location  of  Licensee or at
                          such other place as may be mutually  agreeable  to the
                          parties.  The  decision  of the  arbitrators  shall be
                          finally,  and binding on all parties.  Notwithstanding
                          the  foregoing,  Licensee  recognizes  that his "Dairy
                          Queen"  store  is  one of a  large  number  of  stores
                          similarly  situated and selling to the public  similar
                          products,  and  hence  the  failure  on the  part of a
                          single  licensee  to  comply  with  the  terms  of his
                          Operating  Agreement could cause irreparable damage to
                          Licensor,  American and/or to some or all other "Dairy
                          Queen"  licensees.  Therefore,  it is mutually  agreed
                          that in the event of a breach or threatened  breach of
                          any  of the  terms  of  this  Operating  Agreement  by
                          Licensee,  Licensor shall  forthwith be entitled to an
                          injunction  restraining such breach and/or to a decree
                          of  specific  performance  without  having  to show or
                          prove any actual  damage,  together  with  recovery of
                          reasonable attorney's fees and other costs incurred in
                          obtaining said equitable relief,  until such time as a
                          final  and  binding   determination  is  made  by  the
                          arbitrators. The foregoing equitable remedy shall be in addition to, and not in lieu of, all other remedies and rights which Licensor might otherwise have by virtue of any breach of this Agreement by Licensee.

Breach of  Contract     10.1 Licensee shall be in default  hereunder if Licensor
                             determines that Licensee has made any false report to Licensor, or has failed to pay when due any amounts owed to Licensor, or has in Licensor's judgment in any other way breached any of the terms of this Agreement, including but not limited to, failing to submit required reports, failing to meet any requirements or specification established with respect to product quality, physical property, conditions or equipment or materials used, products manufactured, menu or use of approved products, packages or promotional materials. Failure of Licensee to pay to Licensor any past due amount owed within fourteen (14) days of Licensor's written notice of default therein shall be construed as Licensee's voluntary abandonment of this Agreement and the franchised business hereunder operated.

                        10.2 Except as hereinafter provided, failure of Licensee
                             to cure a default by Licensee hereunder within fourteen (14) days from the date of a written notice of default mailed or delivered to Licensee, which notice states such default, shall give Licensor good cause to terminate this Agreement. Termination shall be accomplished by mailing or delivering to Licensee written notice of termination, which notice shall state the grounds therefore and shall be effective (i) immediately in any case of voluntary abandonment of this Agreement by Licensee of conviction of Licensee of an offense directly related to the business conducted hereunder; or (ii) sixty (60) days after the date of such notice of termination in all other cases; provided, however, that notwithstanding any other provision of this Paragraph 10, this Agreement may be terminated immediately upon failure of Licensee to cure within twenty-four (24) hours of notice thereof any default under this Agreement which materially impairs the good will associated with any of the Trademarks. In addition to the foregoing, this Agreement may be terminated by Licensor upon any ground or by any period of notice as may be permitted from time to time by applicable law or regulation. Any notice of default of termination shall be personally delivered or be mailed by certified or registered mail, return receipt requested, postage prepaid.

Land, Building          10.3 Subject to the  provisions of Paragraph 5.4 hereof,
Lease, or Failure            any  failure  to  rebuild  or repair and reopen for
to Reopen                    operation  Licensee's destroyed or damaged store or
                             store whose lease has been terminated or not renewed within one year of the date of occurrence of such termination, destruction or damage, shall automatically terminate this Operating Agreement.

                               TERMINATION RIGHTS

                     11.  Upon the termination of this Operating Agreement:


Reverse of Trademark    11.1 All  rights  to the use of the  Trademarks  and the
Rights right and license to conduct said business at the Authorized Location shall revert to Licensor and Licensee shall immediately cease all use of the Trademarks and pay all monies due at said date. Licensee shall promptly and at his own expense remove or obliterate all store signage and displays furnished to Licensee by Licensor and shall remove or obliterate and thereafter discontinue all use of any signage or displays at the Authorized Location or in his possession bearing any of the Trademarks or names or material confusingly similar to any of the Trademarks.

                        11.2 All right, title and interest of Licensee in and to
                             this Operating Agreement shall become the property of Licensor.

Purchase                11.3 Licensor  shall  haverthesfirst  option to purchase
                             any or all equipment, fixtures, furnishings or supplies, of whatever kind, owned by Licensee and used by him in the production of the "Dairy Queen" product, or any of the other approved products under any of the Trademarks hereunder at a price determined by a qualified appraiser selected with the consent of both parties. if the parties cannot agree upon the selection of such an appraiser he shall be appointed by a Judge of the United States District Court of Licensee's Authorized Location upon petition of either party. Said option to purchase may be exercised by Licensor at any time within thirty (30) days from the date of such termination or within thirty (30) days after the date of the receipt by Licensor of the appraiser's determination, whichever shall be the later date, and shall not be impaired or terminated by the attempted sale or other transfer of any such equipment or supplies by Licensee to a third party-Upon the exercise of such option and tender of payment for any such equipment or supplies, Licensee agrees to sell and deliver the same to Licensor free and clear of all encumbrances, and to execute and deliver to Licensor a bill of sale therefore.

Non-Compete             11.4 Licensee shall notndirectly or indirectly engage in
                             any competitive business within 2,000 yards of the Authorized Location for a period of one year after said date of termination of this Agreement except through a Stuckey's Pecan Shoppe or an affiliate in operation at the time of signing.

                               PERMITTED PRODUCTS

                        12. It is mutually understood and agreed that the store facilities and operations of Licensee hereunder may include in addition to "Dairy Queen" or "Dairy Queen/Brazier" food and beverage service the sale of various other products not identified or designated by Company's Trademarks, including, but not limited to, motor vehicle fuel, oil and related automotive products, souvenir-type products, tobacco products, sundries, and packaged food products not intended for consumption on the premises where sold and which are not competitive with food and beverage products identified or designated by the Trademarks (all of said products collectively referred to in this Agreement as "Permitted Products"). In order to prevent public confusion, preserve and protect the Trademarks and establish the principles which shall govern Licensee's sale of Permitted Products and usage of the Trademarks, the parties agree that notwithstanding any provision of this or any other Agreement to the contrary, the following provisions shall control with regard to Permitted Products:

                        12.1 Licensee  may  sell  Permitted  Products  from  its
                             licensed store. Licensee may use in the business operated hereunder in the manner and to the extent permitted by this Agreement marks and names identifying Permitted Products.

                        12.2 The Trademarks shall not under any circumstances be
                             used to identify or designate Permitted Products or any other product(s) for which use of the Trademarks has not been specifically authorized by American. Permitted Products shall be sold only from physical facilities (such as a different area, room or building) which are clearly distinct and apart from the "Dairy Queen" retail store.

                        12.3 No  product  shall  be sold  from  any  part of any
                             sublicensed   store's   site  which   detracts   or
                             threatens to detract from the reputation or goodwill of the "Dairy Queen" trade name or any of the Trademarks. Licensor shall have the right to direct Licensee to remove from the store and discontinue the sale of any product item or items which in American's good faith judgment violates the quality standard of the preceding sentence. No product shall under any circumstances be sold from the "Dairy Queen" portion of the licensed store which has not received the specific Prior approval of Licensor.

                        12.4 A building design and related  facility  standards,
                             based upon American's existing design and specifications for "Dairy Queen"/ "Brazier" stores, shall be developed by mutual consultation and agreement, which shall take into account the particular requirements for a "Dairy Queen" or "Dairy Queen"/"Brazier" facility to be situated along an Interstate highway. Licensee shall comply strictly with the design and facility standards developed hereunder.

                        12.5 Notwithstanding  Paragraph 8.2 hereof, Licensee may
                             employ off-site advertising media such as billboards and radio commercials, provided such advertising is approved by Licensor and American, and provided further that no such advertising shall be used which creates or fosters any confusion as to the identity, source or quality of goods identified or designated by the Trademarks. Licensor acknowledges that it may be necessary to share extant billboard space with an existing Stuckey's, Wayfara or other store, and Licensor requires that advertising for the "Dairy Queen" store be as visually and physically separate from the other advertising as is feasible.

                        12.6 Because the "Dairy Queen" store  hereunder may also
                             sell Permitted Products, the parties agree that notwithstanding any other provision of this Agreement or any other contract between the parties, Licensor deems it to be necessary and desirable, to permit the following:

                             a. To allow Licensee to sell Permitted Products in conjunction with a "Dairy Queen" or "Dairy Queen"/"Brazier" store;

                             b.   To  allow  the   principal   shareholders   of
                                  Licensee and members of their immediate families to own any amount or class of stock or debt in any Stuckey's Pecan Shoppe business;

                             c. To the extent and in the manner permitted hereunder, to allow Licensee to sell and to advertise Permitted Products in conjunction with products identified or designated by the Trademarks;

                             d. Subject to Paragraph 6-1 hereof, to relieve Licensee from the obligation with respect to Permitted Products, to purchase and use equipment, supplies, ingredients and services approved by American;

                             e. To allow Licensee to construct and equip its retail store in accordance with building design and related facility standards developed under Paragraph 12.4 hereof;

                             f. To relieve Licensee: (i) from the obligation of using, in preparing or selecting Permitted Products, ingredients, formulas and supplies specified by American; (ii) from the obligation to observe, with respect to Permitted Products, the requirements relative to portions, sizes, appearance and packaging set forth in American's "Store Management Operations Manual" and "product preparation charts"; and (iii) with respect to Permitted Products, to allow the use of other supplies and customer service materials without regard to standards of uniformity and quality as are now or hereafter set by American;

                             g. To allow Licensee its principal shareholders or members of their immediate families to engage in a competitive business within 2,000 yards of the Authorized Location of the store licensed hereunder, as defined in the Operating Agreement, but only through a Stuckey's Pecan Shoppe business; and

                             h. To relieve stockholders of this corporate Licensee from the obligation of personally guarantying the obligations of Licensee under the Operating Agreement. Sale or transfer of this License to another corporation shall include the then customary guarantees required of corporations.

                               GENERAL PROVISIONS

                        13.1 In the  event  any  one or  more  clauses  of  this
                             Agreement shall be held to be void or unenforceable for any reason by any court of competent jurisdiction such clause or clauses shall be deemed to be separable and of no force or effect in such jurisdiction and the remainder of this Agreement shall be deemed to be valid and in full force and effect, and the terms of this Operating Agreement shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses.

                        13.2 Any waiver by  Licensor of any breach or default by
                             Licensee shall not be deemed to be a waiver of any other or subsequent breach or default nor an estoppel to enforce its rights in the event of any other or subsequent breach.


                        13.3 This Agreement,  and the application  form executed
                             by Licensee  requesting Licensor
                             to enter into this Agreement, constitute the sole agreement between the parties with respect to the entire subject matter of this Operating Agreement and embodies all prior agreements and negotiations with respect to the "Dairy Queen" business. There are no representations of any kind except as contained herein and in the aforesaid application.

                        13.4 Except as otherwise provided in this Agreement, any
                             notice, demand or communication provided for herein shall be in writing, signed by the party giving the same, deposited in the registered or certified United States mail, return receipt requested, postage prepaid, and;

                             a. If intended for American shall be addressed to American Dairy Queen Corporation at 5701 Green Valley Drive, Minneapolis, Minnesota, 55437;

                             b. If intended for Licensor shall be addressed to Licensor at the address hereinabove set forth;

                             C.   If intended for  Licensee,  shall be addressed
                                  to   Licensee  at  the   Authorized   Location
                                  hereinabove designated;

                             or to such other address as may have been given to the other party by notification as herein provided.


                             Notices for purposes of this Agreement shall be deemed to have been received one business day after being mailed as provided in this paragraph, or when personally delivered.

                        13.5 If Licensee  consists  of two or more  individuals,
                             such individuals shall be jointly and severally liable and references to Licensee in this Agreement shall include all such individuals. Reference to Licensee as male shall also include a female licensee, partnership or corporation or any other business entity. Headings and captions contained herein are for convenience of reference only and shall not be taken into account in construing or interpreting this Agreement.

                        13.6 Subject to the terms of Paragraph 9.10 hereof, this
                             Agreement shall be binding upon and inure to the benefit of the administrators, executors, heirs, successors and assigns of the parties.

                        13.7 This   Agreement   shall  be  effective  only  when
                             approved by an officer of American and shall be governed by and interpreted in accordance with the law of the state in which the Authorized Location is Located.

                        13.8 This  Agreement  shall be deemed to be amended from
                             time to time as may be necessary to bring any of its provisions into conformity with valid applicable laws or regulations.

IN WITNESS IVHEREOF, the parties hereto have executed the foregoing "Dairy Queen" Operating Agreement the date first above written.

                                          LICENSEE

                                          McClure Investments, Incorporated
                                          /s/ Wayne McClure, President
                                          ----------------------------------


                                          ----------------------------------


                                          -----------------------------------

ATTEST:

/s/ Clark Flynn
------------------------------------


                                          LICENSOR

ATTEST:                                   INTERSTATE DAIRY QUEEN CORPORATION
                                          ----------------------------------

/s/ Cathy E. Campbell                      /s/ Signature Illegible
------------------------------------      ----------------------------------
                                          Its President
                                          ----------------------------------


                                          APPROVED:

                                          AMERICAN DAIRY QUEEN CORPORATION



                                          By: /s/ Herman E. Nelson
                                              -----------------------------

                                          Its          V.P.
                                              -----------------------------

                                                                  Date: 10/30/85

                                                                       Initials:

                      SCHEDULE ADDENDUM TO PARAGRAPH 9.1 OF
                      THE "DAIRY QUEEN" OPERATING AGREEMENT


Beginning on the first day of operation as a "Dairy Queen"/"Brazier" store and continuing through the following 12 calendar months:

         1% of all "Dairy Queen"/"Brazier" sales not in excess of the "Stuckey's Pecan Shoppe" restaurant sales for the 12 calendar months preceding the date of opening as a "Dairy Queen"/ "Brazier" store (hereinafter referred to as "existing restaurant sales")

         4% of all "Dairy Queen"/"Brazier" sales in excess of the "existing restaurant sales."

Second 12 full calendar months of operation as a "Dairy Queen"/"Brazier" store:

         2% of all "Dairy Queen"/"Brazier" sales not in excess of "existing restaurant sales"

         4% of all "Dairy Queen"/"Brazier" sales in excess of "existing restaurant sales."

Third 12 full calendar months of operation as a "Dairy Queen"/"Brazier" store:

         3% of all "Dairy Queen"/"Brazier" sales not in excess of "existing restaurant sales"

         47. of all "t)airy Queen"/"Brazier" sales in excess of "existing restaurant sales."

Fourth 12 full calendar months of operation as a "Dairy Queen"/ "Brazier" store and thereafter:

         4%  of all "Dairy Queen"/"Brazier" sales.

Compute the above service fees monthly as follows:

               1. Determine total "Dairy Queen"/"Brazier" sales for the month (Sales A).

               2. Determine total "Stuckey's Pecan Shoppe" restaurant sales for the same month of the base year (Sales B).

               3. If (as in a partial first month of operation as a "DQ"/B restaurant) Sales A are less than Sales B, the service fee due for the month is *I% of Sales A (* or the applicable 2%, 3% or 4% rate as specified in the above schedule).

               4. If Sales A are more than Sales B, the service fee due for the month is

         *I% of Sales B (.1 or the  applicable  2%,  3% or 4% rate as  specified
             (*or the above schedule).

         PLUS 4% of the difference between Sales A and Sales B.